Exhibit 10.20

AMENDMENT NO. ONE TO RABBI TRUST FOR SUMMIT COMMUNITY BANK, INC. (SUCCESSOR IN INTEREST TO SOUTH BRANCH VALLEY NATIONAL BANK) DIRECTORS DEFERRAL PLAN

THIS AMENDMENT NO. ONE TO RABBI TRUST FOR THE DIRECTORS DEFERRAL PLAN, is made and entered into this _13th  day of _November__, 2008, effective January 1, 2005, by and between Summit Community Bank, Inc., as successor in interest to South Branch Valley National Bank, or any successor thereto (hereinafter referred to as “Bank”), and the trust department of Summit Community Bank, Inc., as successor in interest to South Branch Valley National Bank, or any successor trust department (hereinafter refereed to as the “Trustee”).

WHEREAS, Bank and the Trustee entered into that certain Trust Agreement effective as of June 25, 1999, (the “Trust Agreement”) to hold, manage, invest, reinvest and dispose of the Trust Estates in accordance with the terms and conditions of the Bank’s Director’s Deferral Plan effective July 1, 1999, and the Bank’s Director’s Deferral Plan Agreements dated July 5, 1999, by and between the trust department of the South Branch Valley National Bank, predecessor in interest to Summit Community Bank, Inc., and members of the Board of Directors of said South Branch Valley National Bank, predecessor in interest to Summit Community Bank, Inc., and which Directors Deferral Plan Agreements follow from and replace those certain Deferred Compensation Plan for Directors Agreements dated June 17, 1994, as amended

December 30, 2005, and as further amended in 2008 and as they may be amended from time to time thereafter;

WHEREAS, the Trust Agreement may be amended pursuant to Section XII thereof by a written instrument executed by the Trustee and the Bank;

WHEREAS, Bank and the Trustee wish to amend the Trust Agreement as set forth herein to bring the terms of the Trust Agreement into compliance with the requirements of Section 409A of the Internal Revenue Code, as amended (the “Code”), said Section 409A having been enacted pursuant to the American Jobs Creation Act of 2004 and generally effective for the purposes herein as of January 1, 2005;

NOW THEREFORE WITNESSETH:

1.           Section V(b)(i) of the Trust Agreement is hereby amended, effective as of January 1, 2005, by adding the following phrase to the end of said Section V(b)(i) as follows:

provided, that in no event shall the Trustee transfer or locate any Trust assets outside of the United States.

2.           The right to further amendment is retained by Bank and Trustee, but notwithstanding the foregoing, no such amendment shall conflict with the terms of the Director’s Deferral Plan or Director’s Deferral Plan Agreements or shall make the trust revocable.

3.           This Amendment No. One may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute  only one agreement.

IN WITNESS WHEREOF, this Amendment No. One has been duly signed by an authorized officer of Bank and an authorized officer of the Trustee, respectively, all as of this _13th__ day of _November__, 2008.

SUMMIT COMMUNITY BANK, INC.

By: /s/ H. Charles Maddy, III___________

Its: Co-Chairman____________________
[SEAL]

SUMMIT COMMUNITY BANK, INC., Trustee

By: /s/ H. Charles Maddy, III____________

Its: Co-Chairman_____________________

[SEAL]